UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ZOSANO PHARMA CORPORATION

(Name of Registrant as Specified in its Charter)

Not Applicable

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ZOSANO PHARMA CORPORATION

34790 Ardentech Court

Fremont, California 94555

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

Due to the public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, employees and their families, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Zosano Pharma Corporation (“we,” “our” or “us”) has been changed to a virtual meeting format only, via webcast, as noted as a possibility in our proxy statement filed with the Securities and Exchange Commission on May 29, 2020 (the “Proxy Statement”). You will not be able to attend the Annual Meeting physically in person. The Annual Meeting will continue to be held on Thursday, June 25, 2020 at 8:30 a.m. Pacific time.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to attend and participate in the Annual Meeting if you were a stockholder at the close of business on May 11, 2020, the record date.

If you are a stockholder, you must enter the 16-digit control number found on your proxy card or your voting instruction form previously sent to you to vote in advance of or during the Annual Meeting and/or to attend and participate in the Annual Meeting. If your shares are held in an account at a broker, bank or other similar organization and you previously requested a legal proxy from such organization, you may also use such legal proxy to vote at and/or attend and participate in the Annual Meeting. If you have already voted, you do not need to vote again. Whether or not you plan to attend and participate in the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described in the previously distributed proxy materials.

At the Annual Meeting, we will ask our stockholders to:

•	elect Joseph “Jay” P. Hagan, Steven Lo and Kleanthis G. Xanthopoulos, Ph.D., as our Class III directors, to serve for a three-year term ending at our 2023 annual meeting of stockholders;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

•	consider any other business properly presented at the meeting.

For more information about the virtual Annual Meeting, please refer to the “Additional Information About the Virtual Annual Meeting” section on the next page of this Notice.

By order of the Board of Directors

Steven Lo
President and Chief Executive Officer
June 11, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2020

The proxy statement and our 2019 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com and www.zosanopharma.com under “Investors-Financials & Filings-Annual Reports and Proxies.”

ADDITIONAL INFORMATION ABOUT THE VIRTUAL ANNUAL MEETING

Attendance and Participation

Our virtual Annual Meeting will be conducted on the internet via webcast. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ZSAN2020. Stockholders will be able to vote their shares electronically during the Annual Meeting.

Stockholders who would like to attend and participate in the Annual Meeting will need the 16-digit control number included on their proxy card or voting instruction form. The Annual Meeting will begin promptly at 8:30 a.m. Pacific time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 8:15 a.m. Pacific time.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Questions and Information Accessibility

Stockholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform with your 16-digit control number at www.virtualshareholdermeeting.com/ZSAN2020, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to the Annual Meeting will be answered during the Annual Meeting, subject to time constraints.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting, including the list of our stockholders of record, will be available at www.virtualshareholdermeeting.com/ZSAN2020. If, as a result of the coronavirus (COVID-19) pandemic, our offices are not generally open during the ten days prior to the Annual Meeting, stockholders may request a list of stockholders of record as of the record date for any purpose germane to the Annual Meeting by e-mailing us at IR@zosanopharma.com during the ten days prior to the Annual Meeting. Please include in your request proof of stock ownership and the purpose for which you would like to inspect the list of stockholders.

Technical Difficulties

Technical support will be available beginning at 8:15 a.m. Pacific time on June 25, 2020 through the conclusion of the Annual Meeting. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call 800-586-1548 (U.S.) or 303-562-9288 (International) for assistance.